Exhibit 99.1

FOR IMMEDIATE RELEASE

XPERI HOLDING CORPORATION announces FOURTH quarter 2020 Results

San Jose, Calif. (February 23, 2021) – Xperi Holding Corporation (Nasdaq: XPER) (the “Company”, “Xperi” or “we”) today announced financial results for the fourth quarter ended December 31, 2020.

“Last year was transformative for Xperi. We closed our merger with TiVo, made significant progress on integration, and were able to achieve $45 million in run rate synergies by year end. Additionally, we closed one of the largest IP licensing deals in the history of both companies, took important steps to increase profitability on the product side of the business, and announced significant new product offerings,” said Jon Kirchner, chief executive officer of Xperi. “As we enter 2021, we continue to build our IP licensing business and product business, positioning them for improved long-term growth, stability, and profitability.”

Fourth Quarter 2020 Financial Highlights:

•	Revenue of $433.9 million.
•	Cash Flow from Operations of $298.2 million.
•	Adjusted Free Cash Flow[1] of $296.8 million.
•	Paid down $163.1 million of corporate debt.
•	Bought back $20 million of common stock at an average price of $19.82.

Business and Recent Operating Highlights:

IP Licensing Business

•	Announced a new license agreement with Comcast that extends into 2031.
•	Entered a license agreement with Canon for DBI hybrid bonding.
•	Renewed and extended licenses with Cox, TCL, and Sony in Q1 2021.

Product Business

Consumer Experience business highlights:

•	Improved monetization in our consumer hardware business driven by higher user engagement on our content-first platform and an increased user base.
•	Expanded TiVo+ content from 26 to 145 linear channels and added tens of thousands of AVOD viewing hours.
•	Sony announced its BRAVIA CORE service, which will launch soon with the largest IMAX Enhanced movie collection to date.
•	Perceive won multiple innovation awards, including being named a CES 2021 Innovation Awards Honoree.

Connected Car business highlights:

•	Delivered HD Radio on eight new car models in North America.
•	Branded Connected Radio as DTS AutoStage, adding additional features such as lyrics to the platform.
•

Branded in-cabin monitoring solutions as DTS AutoSense, which are available across four OEM providers including three light truck and bus suppliers in Asia and one major European passenger vehicle manufacturer coming to market later this year.

Pay-TV business highlights:

•	Worked with partners to increase household deployments of TiVo IPTV in the United States and Latin America to help mitigate revenue declines in the business.
•	Added two new operator IPTV design wins.

Capital Allocation

On December 31, 2020, the Company paid down $150 million of debt, in addition to paying $13.1 million of scheduled debt amortization during the quarter.

During the quarter, the Company repurchased approximately 1 million shares of its common stock at an average price of $19.82 for a total of $20 million pursuant to a previously announced stock repurchase program.

On December 21, 2020, the Company paid $5.3 million to stockholders of record on November 30, 2020, for a quarterly cash dividend of $0.05 per share of common stock.

On February 3, 2021, the board of directors declared a dividend of $0.05 per share, payable on March 30, 2021, to stockholders of record on March 16, 2021.

Financial Outlook

The Company’s full year 2021 outlook is as follows:

Category	GAAP Outlook	Non-GAAP Outlook
Revenue	$860M to $900M	$860M to $900M
COGS	$115M to $125M	$115M to $125M
Operating Expense excluding COGS*	$760M to $790M	$475M to $505M
Interest Expense	~ $43M	~ $43M
Other Income	~ $4M	~ $4M
Cash Tax (net of refunds)	$35M to $38M	$35M to $38M
Basic Shares Outstanding	105M	105M
Diluted Shares Outstanding	107M	112M
Operating Cash Flow	$180M to $220M	$180M to $220M
Adjusted Free Cash Flow[1] *	$185M to $225M	$185M to $225M

* See tables for reconciliation of GAAP to non-GAAP differences.

1 Adjusted Free Cash Flow is defined as Operating Cash Flow, less purchases of property and equipment, plus merger and integration, separation, and severance and retention costs.

Conference Call Information

The Company will hold its fourth quarter 2020 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Tuesday, February 23, 2021. To access the call in the U.S., please dial 800-437-2398, and for international callers, dial +1 323-289-6576. The conference ID is 5453588. All participants should dial in at least 15 minutes prior to the start of the conference call.  Due to the COVID-19 pandemic and a lower number of operators, wait times for the dial-in may be long and the Company suggests utilizing the webcast link to access the call at Q4 Earnings Call Webcast.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company’s financial results, forecasts, and business outlook, and our expectations for 2021, the development of our IP licensing and product businesses, and improved long-term growth, stability, and profitability. In this context, forward-looking statements often address expected future business, financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the anticipated benefits of the transaction. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: challenges in integration of Xperi and TiVo operations after the merger, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenue, cost savings, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business strategies, and expansion and growth of the Company’s businesses; failure to realize the anticipated benefits of the recent merger with TiVo; the Company’s ability to implement its business strategy; pricing trends, including the Company’s ability to achieve economies of scale; the ability of the Company to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the merger with TiVo; uncertainty as to the long-term value of the Company’s common stock; legislative, regulatory and economic developments affecting the Company’s business; general economic and market developments and conditions; failure to remediate the material weaknesses in our internal control over financial reporting; the evolving legal, regulatory and tax regimes under which the Company operates; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, and natural disasters; the extent to which the COVID-19 pandemic continues to have an adverse impact on our business, results of operations, and financial condition will depend on future developments, including measures taken in response to the pandemic, which are highly uncertain and cannot be predicted; and any plans regarding a potential separation of the combined business. These risks, as well as other risks associated with the business, are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Quarterly Report on Form 10-Q. While the list of factors presented here is, and the list of factors presented in the Company’s filings with the SEC are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s consolidated financial condition, results of operations, liquidity or trading price of common stock. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Xperi Holding Corporation

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (DTS, HD Radio, IMAX Enhanced, Invensas, TiVo), and by its startup, Perceive, make entertainment more entertaining, and smart devices smarter. Xperi technologies are integrated into billions of consumer devices, media platforms, and semiconductors worldwide, driving increased value for partners, customers and consumers.

Xperi, DTS, IMAX Enhanced, Invensas, HD Radio, Perceive, TiVo and their respective logos are trademarks or registered trademarks of affiliated companies of Xperi Holding Corporation in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges; costs related to actual or planned business combinations including transaction fees, integration costs, severance, facility closures, and retention bonuses; separation costs; all forms of stock-based compensation; loss on debt extinguishment; realized and unrealized gains or losses on marketable equity securities and associated tax effects. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business and financial performance, and provide a better understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP Operating Expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported and forecasted GAAP to non-GAAP financial metrics.

Xperi Investor Contact:

Geri Weinfeld, Vice President of Investor Relations

+1 818-436-1231

geri.weinfeld@xperi.com

Xperi Media Contacts:

Lerin O’Neill, Director of Communications

+1 408-562-8455

lerin.oneill@xperi.com

– Tables Follow –

SOURCE: XPERI HOLDING CORP

XPER-E

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XPERI HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenue:
Licensing, services and software	$427,801	$90,420	$876,603	$279,513
Hardware	6,126	98	15,417	554
Total Revenue	433,927	90,518	892,020	280,067
Operating expenses:
Cost of licensing, services and software revenue, excluding depreciation and amortization of intangible assets	25,634	2,158	57,280	8,129
Cost of hardware revenue, excluding depreciation and amortization of intangible assets	7,389	61	21,077	331
Research, development and other related costs	70,589	32,846	195,154	110,850
Selling, general and administrative	76,770	33,550	245,356	117,671
Depreciation expense	6,103	1,665	17,918	6,721
Amortization expense	51,379	24,027	156,826	99,946
Litigation expense	6,281	1,079	20,782	5,127
Total operating expenses	244,145	95,386	714,393	348,775
Operating income (loss)	189,782	(4,868)	177,627	(68,708)
Interest expense	(13,271)	(4,987)	(37,873)	(23,377)
Other income, net	1,007	1,491	4,455	9,028
Loss on debt extinguishment	—	—	(8,300)	—
Income (loss) before taxes	177,518	(8,364)	135,909	(83,057)
Provision for (benefit from) income taxes	(1,126)	8,056	(7,887)	(19,024)
Net income (loss)	178,644	(16,420)	143,796	(64,033)
Less: Net loss attributable to noncontrolling interest	(1,147)	(408)	(2,966)	(1,503)
Net income (loss) attributable to the Company	$179,791	$(16,012)	$146,762	$(62,530)
Income (loss) per share attributable to the Company:
Basic	$1.70	$(0.32)	$1.77	$(1.27)
Diluted	$1.68	$(0.32)	$1.75	$(1.27)

Weighted average number of shares used in per share calculations-basic	105,498	49,566	82,840	49,120
Weighted average number of shares used in per share calculations-diluted	106,907	49,566	83,856	49,120

XPERI HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$170,188	$74,551
Available-for-sale debt securities	86,947	45,802
Equity securities	—	1,124
Accounts receivable, net	115,975	24,177
Unbilled contracts receivable	132,431	121,826
Other current assets	40,763	13,735
Total current assets	546,304	281,215
Long-term unbilled contracts receivable	6,761	26,672
Property and equipment, net	63,207	32,877
Operating lease right-of-use assets	80,226	17,786
Intangible assets, net	1,004,379	232,275
Goodwill	847,029	385,784
Other long-term assets	153,270	71,336
Total assets	$2,701,176	$1,047,945
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$13,045	$4,650
Accrued legal fees	5,783	1,316
Accrued liabilities	129,035	41,433
Current portion of long-term debt	43,689	-
Deferred revenue	33,119	720
Total current liabilities	224,671	48,119
Deferred revenue, less current portion	39,775	—
Long-term deferred tax liabilities	24,754	29,735
Long-term debt, net	795,661	334,679
Noncurrent operating lease liabilities	66,243	13,414
Other long-term liabilities	98,953	76,898
Total liabilities	1,250,057	502,845
Commitments and contingencies
Company stockholders’ equity:
Preferred stock	—	—
Common stock	110	64
Additional paid-in capital	1,268,471	768,284
Treasury stock at cost	(77,218)	(368,701)
Accumulated other comprehensive income (loss)	1,264	(53)
Retained earnings	264,250	148,317
Total Company stockholders’ equity	1,456,877	547,911
Noncontrolling interest	(5,758)	(2,811)
Total equity	1,451,119	545,100
Total liabilities and equity	$2,701,176	$1,047,945

XPERI HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Twelve Months Ended
	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net income (loss)	$143,796	$(64,033)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation of property and equipment	17,918	6,721
Amortization of intangible assets	156,826	99,946
Stock-based compensation expense	39,135	31,554
Deferred income tax	(34,670)	(38,611)
Loss on debt extinguishment	8,300	—
Other	19,500	2,654
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	7,091	6,191
Unbilled contracts receivable, net	76,262	130,359
Other assets	(41,948)	3,675
Accounts payable	(4,863)	1,886
Accrued and other liabilities	21,692	(8,679)
Deferred revenue	18,564	(2,410)
Net cash from operating activities	427,603	169,253
Cash flows from investing activities:
Purchases of property and equipment	(7,379)	(8,813)
Proceeds from sale of property and equipment	—	55
Net cash received (paid) for mergers and acquisitions	117,424	—
Purchases of short-term investments	(77,178)	(40,008)
Proceeds from sales of short-term investments	11,225	6,833
Proceeds from maturities of short-term investments	24,683	27,290
Purchases of intangible assets	(50,935)	(4,500)
Net cash from investing activities	17,840	(19,143)
Cash flows from financing activities:
Repayment of debt	(520,250)	(150,000)
Repayment of assumed debt from merger transaction	(734,609)	—
Proceeds from debt, net	1,010,286	—
Contingent consideration payments after acquisition	—	(1,200)
Dividend paid	(30,829)	(39,502)
Proceeds from exercise of stock options	91	695
Proceeds from employee stock purchase program	4,764	5,329
Repurchases of common stock	(80,589)	(4,506)
Net cash from financing activities	(351,136)	(189,184)
Effect of exchange rate changes on cash and cash equivalents	1,330	—
Net increase (decrease) in cash and cash equivalents	95,637	(39,074)
Cash and cash equivalents at beginning of period	74,551	113,625
Cash and cash equivalents at end of period	$170,188	$74,551
Supplemental disclosure of cash flow information:
Interest paid	$31,240	$20,891
Income taxes paid, net of refunds	$43,066	$15,001
Stock issued in merger transaction	$828,334	$—

XPERI HOLDING CORPORATION

RECONCILIATION FROM OPERATING CASH FLOW TO ADJUSTED FREE CASH FLOW

(in thousands)

(unaudited)

Three Months Ended
December 31, 2020

Cash flow from operations (1)	$298,170

Adjustments to cash flow from operations:
Purchases of property & equipment (2)	(4,404)
Merger and integration costs	319
Separation-related costs	2,260
Severance	468
Adjusted free cash flow	$296,813

(1) derived from the difference between Q4 year-to-date operating cash flow of $427,603 and Q3 year-to-date operating cash flow of $129,433.

(2) derived from the difference between Q4 year-to-date purchases of property & equipment of $7,379 and Q3 year-to-date purchases of property & equipment of $2,975.

XPERI HOLDING CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP OPERATING EXPENSE EXCLUDING COGS

(in millions)

(unaudited)

	Twelve Months Ended
	December 31, 2021
	Low	High

GAAP operating expense excluding COGS	$760.0	$790.0
Stock-based compensation -- R&D	(21.0)	(21.0)
Stock-based compensation -- SG&A	(33.0)	(33.0)
Merger, integration and separation-related expense -- R&D	(4.0)	(4.0)
Merger, integration and separation-related expense -- SG&A	(23.0)	(23.0)
Amortization expense	(204.0)	(204.0)
Total of non-GAAP adjustments	(285.0)	(285.0)
Non-GAAP operating expense excluding COGS	$475.0	$505.0

XPERI HOLDING CORPORATION

RECONCILIATION FOR GUIDANCE ON

OPERATING CASH FLOW TO ADJUSTED FREE CASH FLOW

(in millions)

(unaudited)

	Twelve Months Ended
	December 31, 2021
	Low	High

Cash flow from operations	$180.0	$220.0

Adjustments to cash flow from operations:
Purchases of property & equipment	(25.0)	(25.0)
Merger, integration and separation costs (1)	30.0	30.0
Adjusted free cash flow	$185.0	$225.0

(1) Includes severance and retention costs.